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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-29332), Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-1487), Form S-8 (File No.
33-29331), Form S-8 (File No. 33-36381), Form S-8 (File No. 33-36380), Form
S-14 (File No. 2-82253), Form S-8 (File No. 333-38743), Form S-8 (File No.
333-28381), Form S-8 (File No. 333-38763), Form S-8 (File No. 333-28385),
Form S-8 (File No. 333-77011), Form S-3 (File No. 333-90711), the
post-effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-86971) as filed on November 9, 1999 and the post-effective Amendment No. 2 on Form S-8 to Form S-4 (File No. 333-86971) as filed on November 30, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Cincinnati, Ohio
March 17, 2000